Exhibit 1.2

Conifer Holdings Inc.

Placement Agent Agreement

June   , 2023

Janney Montgomery Scott LLC,
as Placement Agent
1717 Arch Street, Floor 22
Philadelphia, PA 19103

American Capital Partners, LLC,
as Placement Agent
205 Oser Avenue
Hauppauge, NY 11788

Ladies and Gentlemen:

Conifer Holdings Inc., a Michigan corporation (the “Company”), proposes to offer up to a maximum aggregated principal amount of its 9.75% Senior Unsecured Notes due 2028 (the “New Notes”) in a “reasonable best efforts” public offering (the “New Money Offering”). The New Notes issued in the New Money Offering are to be issued pursuant to an indenture, as amended, supplemented or modified from time to time, (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The sale and issuance of the New Notes pursuant to the New Money Offering is expected to close on the same date (the “Closing Date”) as the completion of the proposed exchange offer by the Company (the “Exchange Offer”) of New Notes for any and all of its outstanding 6.75% Senior Unsecured Notes due 2023. The Company has caused the Offering Materials to be prepared and furnished to you for use in connection with the New Money Offering.

Certain capitalized terms used and not otherwise defined elsewhere herein are defined in Section 14 of this Agreement.

1.          Appointment as Placement Agents. The Company hereby engages Janney Montgomery Scott LLC and American Capital Partners, LLC to act as the exclusive placement agents for the New Money Offering (“you” or the “Placement Agents”). Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, you accept such agency and agree to use your commercially reasonable efforts to assist the Company in finding investors pursuant to the New Money Offering.  It is understood that you have no commitment to sell or purchase any of the New Notes. No provision of this Agreement shall require you to expend or risk your own funds, or the funds of any affiliate of your, or incur any financial liability on behalf of any purchaser of the New Notes or otherwise.

2.          Compensation; Expense Reimbursement; Right of First Refusal.

(a)          The Company shall pay you, in respect of your services in connection with the New Money Offering a fee equal to four percent (4%) of the gross proceeds of the New Money Offering (the “Fees”). The Fees are payable in immediately available funds upon the Closing Date and  are not subject to credit or offset against any other fee or reimbursement payable to you pursuant to this Agreement or pursuant to the Dealer Manager Agreement with respect to the Exchange Offer.

(b)          The Company shall promptly reimburse you, without regard to consummation of the New Money Offering, on demand for your reasonable and documented out-of-pocket expenses incurred by you in connection with preparing for and performing your functions as Placement Agents in accordance with this Agreement, including the reasonable fees, costs and out-of-pocket expenses of your counsel, not to exceed $125,000 in the aggregate (including expenses incurred in connection with the services provided by you under the Dealer Manager Agreement).

(c)          If, during the twelve (12) month period following any termination or expiration of your engagement (other than a termination initiated by you), the Company enters into a similar offering or transaction with a party which was introduced to the Company by you or with whom you conducted discussions on behalf of the Company during the engagement, the Company shall pay you as a condition precedent to the closing of such offering or transaction, a cash fee equal to one and one-half percent (1.50%) of the gross proceeds of the transaction; provided, that, upon written request of the Company, the Placement Agents provide the Company with a list of such persons.

3.          Registration Statement and Prospectus.

(a)          The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the Trust Indenture Act of 1939, as amended (the “TIA”), and applicable rules and regulations of the Commission under the Securities Act, the TIA and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such applicable rules and regulations of the Commission, the “Rules and Regulations”), a registration statement on Form S-4/Form S-1 (File No. 333-272217), including a prospectus, subject to completion, covering the registration of the offer and sale of the New Notes in the New Money Offering. The term “Registration Statement” as used in this Agreement shall mean such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which such registration statement originally becomes effective, including the information deemed to be a part thereof at the date and time of such effectiveness pursuant to Rule 430A under the Securities Act, and, in the event of any post-effective amendment thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations relating thereto after the original effective date of such registration statement, shall also mean (from and after the effectiveness of such post-effective amendment or the filing of such abbreviated registration statement) such registration statement as so amended, together with any such abbreviated registration statement. The term “Prospectus” as used in this Agreement shall mean the final prospectus included in the Registration Statement. Notwithstanding the foregoing, if any revised or supplemented Prospectus shall be provided to you by the Company for use in connection with the New Money Offering that differs from the Prospectus referred to in the immediately preceding sentence (whether or not such revised or supplemented Prospectus is required to be filed with the Commission pursuant to the Rules and Regulations), the term “Prospectus” shall refer to each such revised or supplemented Prospectus from and after the time it is first provided to you for such use. The term “Preliminary Prospectus” means each prospectus, subject to completion, included in the Registration Statement at or prior to effectiveness of the Registration Statement used in connection with the New Money Offerings. All references in this Agreement to the Registration Statement, a Preliminary Prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and shall also be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to the Securities Act and the Rules and Regulations, in each case not modified or superseded pursuant to Rule 412 under the Securities Act. All references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include (i) the filing of any document under the Exchange Act which is incorporated or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be, and (ii) in each case, the filing of any prospectus supplement pursuant to Rule 424(b) under the Securities Act.

(b)          The Registration Statement, Prospectus, any Preliminary Prospectus, and any press releases and other information the Company may prepare, approve, publicly disseminate, or authorize for public dissemination in connection with the New Money Offering, are collectively referred to in this Agreement as the “ Offering Materials.”

(c)          The Offering Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company. The Company acknowledges and agrees that you may use the Offering Materials as specified herein without assuming any responsibility for independent verification on your part of the statements made therein other than information supplied by you in writing to the Company specifically for inclusion therein.  The Company represents and warrants to you that you may rely on the accuracy and completeness of any information delivered to you or your affiliates or representatives by or on behalf of the Company without assuming any responsibility for independent verification of such information and without performing or receiving any appraisal or evaluation of the assets or liabilities of the Company.

(e)          The Company authorizes you to use the Offering Materials in connection with the New Money Offering for such period of time as any such materials are required by law to be delivered in connection therewith. The Company agrees to provide you with as many copies as you may reasonably request of the Offering Materials.

(f)          The Company agrees that within a reasonable time prior to using or filing with the Commission any Registration Statement, Preliminary Prospectus, Prospectus,  “free writing prospectus” (as defined in Rule 405) or any other Offering Materials, it will submit copies of such materials to you and your counsel and will not file, use or publish any such filings or material to which you or your counsel reasonably objects. The Company agrees prior to the termination of the New Money Offering, before amending or supplementing the Registration Statement, any Preliminary Prospectus, the Prospectus, “free writing prospectus” or any Offering Materials, to furnish copies of drafts to, and consult with, you and your counsel within a reasonable time in advance of filing with the Commission of any amendment or supplement to the Registration Statement, the Prospectus, “free writing prospectus” or the other Offering Materials and will not file, use or publish any such amended or supplemented filings or material to which you or your counsel reasonably objects. The Company agrees that it will not use the name Janney Montgomery Scott LLC or American Capital Partners, LLC (or any derivation or related names thereof), or the names of any of their affiliates, or refer to the Placement Agents or their relationship with the Company in any such material, unless the Company has furnished a copy of such material to you for your review prior to filing, use or publication and will not file, use or publish any such material to which you or your counsel reasonably objects.

4.          Representations and Warranties of the Company. The Company represents and warrants and agrees with the Placement Agents as follows:

(a)          Not an “Ineligible Issuer”.  On (i) the date hereof, (ii) at the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, (iii) at the time of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto becomes effective under the Securities Act and (iv) on the Closing Date, the Company was not nor is an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(b)          Registration Statement, Prospectus and Disclosure Package.  The Company has prepared and filed with the Commission the Registration Statement. The Company has not received from the Commission any notice objecting to the Company’s use of Form S-4/Form S-1 for the Registration Statement. The Registration Statement has been prepared by the Company in conformity with the requirements of the Securities Act and the applicable Rules and Regulations. At the effective date of the Registration Statement, the sale of the New Notes in the New Money Offering will have been duly registered under the Securities Act. If, as of the effective date of this Agreement, the Registration Statement has become effective under the Securities Act (i) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission under the Securities Act, (ii) no notice or objection to the use of the Registration Statement or any post-effective amendment thereto has been received by the Company, (iii) no order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or the Offering Materials has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Closing Date, the Registration Statement and any amendments thereto complied, complies and will comply, as the case may be, in all material respects with the requirements of the Securities Act, and neither the Registration Statement nor any amendment thereto contained, contains or will contain, as the case may be, an untrue statement of a material fact or omitted, omits or will omit, as the case may be, to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither (a) the General Disclosure Package, at the Applicable Time (or the effective date of the Registration Statement, if there is no Applicable Time) nor (b) the Prospectus or any amendment or supplement thereto, as of its issue date or at the Closing Date, included, includes or will include, as the case may be, an untrue statement of a material fact or omitted, omits or will omit, as the case may be, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Preliminary Prospectus and the Prospectus complied, at the time each was filed with the Commission, in all material respects with the Securities Act and the Rules and Regulations, and each Preliminary Prospectus and the Prospectus delivered to the Placement Agents for use in connection with the New Money Offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (or if there is no Applicable Time, the effective date of the Registration Statement), each Issuer-Represented Free Writing Prospectus and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this clause shall not apply to statements in or omissions from the Registration Statement or the Prospectus or the General Disclosure Package or any amendment or supplement thereto made in reliance upon and in conformity with any information relating to the Placement Agents furnished to the Company in writing by them expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, the General Disclosure Package or the Offering Materials. For purposes of this Agreement, the only information so furnished consists of (i) the information included in the Prospectus in the second, third and fourth paragraphs in the section entitled “The Exchange Offer – Dealer Manager,” (ii) the placement agent fee information included in the Prospectus in the section entitled “Plan of Distribution – Fees and Expenses,” (iii) the information included in the Prospectus in the section entitled “Plan of Distribution – Regulation M Compliance” and (iv) the information included in the  Prospectus in the section entitled “Underwriting – Our Relationships with the Placement Agents” (collectively, the “Placement Agent Information”).

As used in this clause and elsewhere in this Agreement:

“Applicable Time” means _____ (New York City time) on _______, 2023 or such other time as agreed by the Company and the Placement Agents, which time the parties agree may be completed subsequent to the execution of this Agreement.

“Statutory Prospectus,” at any given time, means the Preliminary Prospectus relating to the New Notes immediately prior to that time.  For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only at the actual time that such form of prospectus is filed with the Commission pursuant to Rule 424(b).

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in (h)(i) of Rule 433 under the 1933 Act (“Rule 433”), relating to the New Notes that (i) is required to be filed with the Commission by the Company, or is filed with the Commission by the Company, including any Issuer-Represented Free Writing Prospectus set forth on Schedule B hereto, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the New Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(c)          Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, at the time the Registration Statement became or becomes effective or the time such documents were or are filed with the Commission, as the case may be, did not, and at the Applicable Time (or if there is no Applicable Time, the Commencement Date) did not or will not, and at the Commencement Date, the Expiration Date and the Exchange Date will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference in the Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the applicable requirements of the Exchange Act and the applicable Rules and Regulations.

(d)          Independent Accountants. Plante & Moran, PLLC, the accountants who certified financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (a) is an independent public accountant as required by the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board (the “PCAOB”) and (b) is a registered public accounting firm, as defined by the PCAOB, which has not had its registration superseded or revoked and which has not requested that such registration be withdrawn. Deloitte & Touche LLP, the accountants who certified financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (a) is an independent public accountant as required by the Securities Act, the Exchange Act and the rules of the PCAOB and (b) is a registered public accounting firm, as defined by the PCAOB, which has not had its registration superseded or revoked and which has not requested that such registration be withdrawn. To the Company’s knowledge, with due inquiry, neither Plante & Moran, PLLC nor Deloitte & Touche LLP is in violation of the auditor independence requirements of the Sarbanes Oxley Act of 2002 and the related rules and regulations of the Commission (the “Sarbanes-Oxley Act”) with respect to the Company.

(e)          Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries, at the dates indicated and their respective statements of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified.  Such financial statements have been prepared in compliance with the requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis (except for such adjustments to accounting standards and practices as are noted therein) throughout the periods involved.  Any selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.  The supporting schedules, if any, included therein present fairly, in all material respects, the information required to be stated therein.  To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with the Commission’s Regulation G and Item 10 of the Commission’s Regulation S-K, as applicable.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(f)          Certain Data and Forward-Looking Statements. All statistical or market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the consent to the use of such data from such sources to the extent required.  Each financial or operational projection or “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement.  To the knowledge of the Company, no such statement was made that was false or misleading.

(g)          No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change, or any development that could reasonably be expected to have a material adverse change, in the condition, financial or otherwise, or in the earnings, properties, or business of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no liabilities or obligations incurred, direct or contingent, nor transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (iii) there has not been any material change in the capital stock of the Company or any of its subsidiaries (other than (A) transfers or issuances of capital stock in the ordinary course of business pursuant to the Company’s employee benefit plans, (B) changes in the number of outstanding shares of  common stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, common stock outstanding on the date hereof or (C) repurchases of common stock by the Company pursuant to a share repurchase program disclosed in the Prospectus), (iv) there has been no material increase in the long term indebtedness of the Company or its subsidiaries, and (iv) there have been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (each of clauses (i), (ii), (iii) and (iv), a “Material Adverse Change”).

(h)          Internal Accounting Controls.  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with the management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective, and the Company is not aware of any material weaknesses in its internal control.  Since the date of the Company’s latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(i)          Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act).  Such disclosure controls and procedures (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities and (ii) are effective in all material respects to perform the functions for which they were established.  Based on the evaluation of the Company’s disclosure controls and procedures described above, the Company’s auditors and the Audit Committee of the Board of Directors have not been advised that there is (A) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls or (B) any material weaknesses in internal controls.  Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to material weaknesses.  The principal executive officer (or the equivalent) and principal financial officer (or the equivalent) of the Company have made all certifications required by the Sarbanes-Oxley Act, and the statements made in each such certification are accurate; the Company, its subsidiaries and to the Company’s knowledge, its directors and officers, are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(j)          Regulatory Matters. Each of the Company and its subsidiaries is duly licensed as an insurance brokerage company, insurance agency, insurer or reinsurer, as the case may be, under the insurance laws and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”) of each jurisdiction in which the conduct of its existing business as described in the Registration Statement, the General Disclosure Package and the Prospectus requires such licensing, except for such jurisdictions in which the failure to be so licensed would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Company and its subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, licenses, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the Company or its subsidiaries has received any notification from any insurance regulatory authority or other governmental authority in the United States or elsewhere to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Company or its subsidiaries to conduct its existing business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except for any such notification received where the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, no insurance regulatory authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company or any of its subsidiaries. Except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company or its subsidiaries is subject to any outstanding order or is a party to any written agreement, consent agreement or memorandum of understanding with, or is subject to any order or directive by, or is a recipient of any supervisory letter from any regulatory authority that by its terms restricts in any material respect the conduct of its business or that in any manner relates to its capital adequacy, its management or its business, nor has the Company or any subsidiary been advised by any regulatory authority that it is considering issuing or requesting any such agreement, order or letter. Each of the Company and its subsidiaries has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable Insurance Laws of the United States and the various states thereof, except where the failure, individually or in the aggregate, to file such return, report, document or information would not reasonably be expected to result in a Material Adverse Effect, and each of the Company and its subsidiaries maintains its books and records in accordance with, and is otherwise in compliance with, all applicable Insurance Laws, except where the failure to so maintain its books and records or be in compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries have made no material change in their insurance reserving practices since December 31, 2022.

(k)          Reinsurance Matters.  (i) All reinsurance and retrocession treaties and agreements in force as of the date of this Agreement to which the Company or any of its subsidiaries is a ceding party, (ii) any terminated or expired reinsurance or retrocession treaty or agreement of the Company or any of its subsidiaries under which there remains any material outstanding reserves or unexpired coverage and (iii) any reinsurance or retrocession treaty or agreement between the Company and/or any of its subsidiaries on one hand, and any affiliate of the Company, on the other hand (collectively, the “Ceded Reinsurance Agreements”) are in full force and effect, and neither the Company nor any subsidiary, as applicable, is in default in any material respect as to any provision of any Ceded Reinsurance Agreement, there is no pending or, to the Company’s knowledge, threatened dispute between the Company or any subsidiary, on one hand, and any reinsurer under any such treaty or agreement, on the other hand, and, to the Company’s knowledge, no party to any Ceded Reinsurance Agreement is impaired such that a default thereunder would reasonably be expected.

(l)          Good Standing of the Company. The Company has been duly organized and is presently subsisting as a corporation in good standing under the laws of the State of Michigan and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement, and to issue the New Notes.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(m)          Corporate Existence of Subsidiaries. Each of the Company’s subsidiaries has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation or organization, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding shares of capital stock of any subsidiary were issued in violation of any preemptive or similar rights of any security holder of such subsidiary arising by operation of law, or under the articles of incorporation, bylaws or other organizational documents of the Company or such any subsidiary or under an agreement to which the Company or any subsidiary is a party.

(n)          Authorization of New Money Offering. The New Money Offering and all other actions by the Company contemplated in the Offering Materials have been duly and validly authorized by all necessary corporate action by the Company, and no other corporate or shareholder proceedings by the Company are necessary to authorize such actions.

(o)          Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.  When duly executed by the Placement Agents, this Agreement will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except as rights to indemnity or contribution may be limited by federal or state securities law and the public policy underlying such laws. The description of this Agreement contained in the Registration Statement, the General Disclosure Package and the Prospectus conforms in all material respects to the Agreement.

(p)          Authorization and Description of Securities. The New Notes have been duly authorized for issuance and sale by the Company and, when authenticated and delivered by the Trustee in the manner provided for in the Indenture and issued and delivered by the Company against payment therefor, will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity. The New Notes will be in the form contemplated by, and will be entitled to the benefits of, the Indenture. The issuance of the New Notes is not subject to the preemptive or other similar rights. The description of the Old Notes and New Notes contained in the Registration Statement, the General Disclosure Package and the Prospectus conforms in all material respects to the form of Global Note and the form of Global Note conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(q)          Authorization and Description of Indenture. The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will constitute a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity. The Indenture will be duly qualified under the Trust Indenture Act. The description of the Indenture contained in the Registration Statement, the General Disclosure Package and the Prospectus conforms in all material respects to the Indenture and the Indenture conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(r)          Absence of Defaults and Non-contravention.  Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject, except for such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, or in violation of any United States or non United States federal, state or local statute or law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction of any United States or non United States federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self regulatory organization applicable to the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.  The execution, delivery and performance of this Agreement, the Indenture, the Dealer Manager Agreement, the issuance and sale of the New Notes by the Company and the performance by the Company of all of its obligations under this Agreement, the Indenture, the Dealer Manager Agreement and the consummation of the transactions contemplated herein, therein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the charter, bylaws or other organizational documents of the Company or any of its subsidiaries or (iii) any statute or any order, rule or regulation of any Governmental Entity having jurisdiction over the Company or any of its subsidiaries or any of their property, assets or operations except, with respect to clauses (i) and (ii), for those conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s)          Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of the Company or any of its subsidiaries, which, in either case, would result in a Material Adverse Effect.

(t)          Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or Governmental Entity, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which (i) is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), (ii) if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to result in a Material Adverse Effect or (iii) would materially and adversely affect the assets or operations of the Company or any of its subsidiaries or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets is the subject, including ordinary routine litigation incidental to the business, which, if determined adversely to the Company or any of its subsidiaries would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)          Possession of Intellectual Property. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on their businesses as presently conducted, and the Company and its subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.  To the knowledge of the Company, neither the Company nor any of its subsidiaries has infringed or is infringing on the intellectual property of a third party, and, except as are described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of a claim by a third party to the contrary, except where such infringement would not, singly or in the aggregate, result in a Material Adverse Effect.

(v)          Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, and as described in the Registration Statement, the General Disclosure Package and the Prospectus, and have made all declarations and filings with the appropriate Governmental Entities that are necessary for the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to so possess such Governmental Licenses or make such declarations or filings would not, singly or in the aggregate, result in a Material Adverse Effect.  The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(w)          Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the New Notes.

(x)          Absence of Further Requirements. No filing with, or consent, approval, authorization, order, license, registration, qualification or decree of or with any Governmental Entity, other than those that have been made or obtained, is necessary or required in connection with the due authorization, execution and delivery of this Agreement or for the offering, issuance, sale or delivery of the New Notes, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the registration of the New Notes under the Securities Act, (ii) the qualification of the Indenture under the Trust Indenture Act and (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the issuance of the New Notes.

(y)          Investment Company Act. The Company is not required, and upon the issuance and sale of the New Notes as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(z)          Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not have a Material Adverse Effect, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) to the knowledge of the Company, have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants.

(aa)          Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure

Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package and the Prospectus

(bb)          Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering, anti-terrorist financing and “know your customer” statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and the Company has instituted and will maintain and enforce policies and procedures designed to ensure compliance with the Money Laundering Laws. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc)          Sanctions. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is, or is controlled or 50% or more owned in aggregate by or is acting on behalf of, one or more individuals or entities that are currently subject to any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the United States Department of the Treasury, the United States Department of State or the Bureau of Industry and Security of the United States Department of Commerce), the United Nations Security Council, the European Union, a members state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority.

(dd)          Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ee)          Unlawful Payments.  None of the Company, any of the Company’s subsidiaries or, to the knowledge of the Company, any affiliate of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ff)          Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) would not materially interfere with the use made and proposed to be made of such property by the Company or such subsidiary or (iii) would not have a Material Adverse Effect.  All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any such lease or sublease or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease and that, in any such case, would have a Material Adverse Effect.

(gg)          Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged.  Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for.  Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(hh)          Capitalization. The authorized and outstanding capitalization and consolidated long term debt of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. There have not been any subsequent issuances of capital stock of the Company since the dates set forth therein. There have not been any additional long-term borrowings by the Company or its consolidated subsidiaries since the dates set forth therein.

(ii)          Dividends. Except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is subject to any material direct or indirect prohibition on paying any dividends to the Company, on making any other distribution on such subsidiary’s capital stock, on repaying to the Company any loans or advances to such subsidiary from the Company or on transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(jj)          Taxes.  All material tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided or which if not paid, would not individually or in the aggregate, result in a Material Adverse Effect.

(kk)          ERISA.  Each of the Company, the Company’s subsidiaries and their respective “ERISA Affiliates” are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (collectively, “ERISA”).  No “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company, any of the Company’s subsidiaries or their respective ERISA Affiliates would have any liability.  None of the Company, the Company’s subsidiaries or their respective ERISA Affiliates have incurred, or expect to incur, material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”).  Each “employee benefit plan” for which the Company, any of the Company’s subsidiaries or any of their respective ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.  “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA of which the Company or such subsidiary is a member.

(ll)          No Unauthorized Dissemination of Materials.  Neither the Company nor any of the Company’s subsidiaries or other affiliates has distributed or prior to the completion of New Money Offering, will distribute any prospectus (as such term is defined in the Securities Act) in connection with the offering and sale of the New Notes other than the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus or other materials, if any, permitted by the Securities Act and approved by you in accordance with the provisions hereof other than to the Company’s legal advisors, accountants, trustees, information agents and their respective legal representatives.

(mm)          Transactions.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to a letter of intent, accepted term sheet or similar instrument or any binding agreement that contemplates an acquisition, disposition, transfer or sale of the assets (as a going concern) or capital stock of the Company or of any subsidiary or business unit or any similar business combination transaction which would be material to the Company and its subsidiaries taken as a whole.

(nn)          Broker Fees.  Other than as contemplated by this Agreement and the Dealer Manager Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any of the Company’s subsidiaries any brokerage or finder’s fee or commission or similar payment as a result of the transactions contemplated by this Agreement.

(oo)          No Registration Rights.  No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the New Notes hereunder.

(pp)          Off Balance Sheet Transactions.  There is no transaction, arrangement or other relationship between the Company or any of its subsidiaries and an unconsolidated or other off balance sheet entity which is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, other than as disclosed therein.

(qq)          Cybersecurity.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases, including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries, equipment or technology (collectively, “IT Systems and Data”) that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) neither the Company nor its subsidiaries have been notified in writing of any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(rr)          Compliance with the Sarbanes Oxley Act.  The Company is in compliance in all material respects with any provision of the Sarbanes Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ss)          FINRA Affiliations. To the Company’s knowledge, there are no affiliations with any FINRA member firm among the Company’s officers, directors, or principal shareholders, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, or as otherwise disclosed in writing to you.

(tt)          Officer’s Certificates.  Any certificate signed by any officer of the Company delivered to the Placement Agents or to counsel for the Placement Agents shall be deemed a representation and warranty by the Company to you as to the matters covered thereby on the date of such certificate.

5.          Representations, Warranties and Agreements of the Placement Agents.  The Placement Agents hereby represent, warrant and agree that:

(a)          Due Authorization. The acceptance of this Agreement by each Placement Agent has been duly authorized, executed and delivered by each Placement Agent.

(b)          Dissemination of New Money Offering. The Placement Agents will not (i) cause to be disseminated to holders of the Old Notes, brokers, dealers, commercial banks, trust companies or the public any written material for or in connection with the New Money Offering other than one or more of the Offering Materials and any other document or communication relating to the New Money Offering that is in a form agreed between the Company and you or (ii) make any public oral communications relating to the New Money Offering that have not been previously approved by the Company.

6.          Agreements of the Company.  The Company agrees with the Placement Agents that:

(a)          Filings and Amendments.  The Company will promptly advise you (i) when the Registration Statement, and any amendment thereto, shall have been filed and become effective, (ii) when the Preliminary Prospectus or the Prospectus, and any supplement thereto or any document incorporated therein, shall have been filed (if required) with the Commission, (iii) when, prior to termination or completion of the New Money Offering, any amendment or supplement to the Registration Statement, the Prospectus shall have been filed or become effective, (iv) of any request by the Commission or its staff for any amendment of the Pre-Effective Registration Statement or the Registration Statement or supplement to the Preliminary Prospectus or the Prospectus or for any additional information, (v) any objection by the Commission to the use of Form S-4/Form S-1 for the Exchange Offer and New Money Offering, (vi) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or the initiation or threatening of any proceeding for any such purpose and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the New Notes for sale in any jurisdiction within the United States or the initiation or threatening of any proceeding for such purpose. In the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, the Company will use its reasonable best efforts to obtain its withdrawal. The Company agrees to use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable.

(b)          Copies of Registration Statement. The Company will furnish to you, without charge, conformed copies of the Registration Statement (including exhibits thereto).

(c)          Ongoing Compliance With Securities Laws.  The Company will comply with the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution of the New Notes issued in the New Money Offering, as contemplated by this Agreement, the Registration Statement and the Prospectus. If, at any time when a prospectus relating to the New Money Offering is required to be delivered under the Securities Act or the Exchange Act and the applicable Rules and Regulations, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the applicable Rules and Regulations, in connection with use or delivery of the Prospectus, the Company promptly will (i) notify you of any such event, (ii) upon the request of the Placement Agents, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus, and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)          Notices to Placement Agents.  The Company agrees to advise you promptly of (i) any proposal by the Company to withdraw, rescind or modify or terminate the New Money Offering, (ii) its awareness of the issuance of a stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use by the Commission or any other regulatory authority, or the institution or threatening of any proceedings for that purpose (and will promptly furnish you with a copy of any such order), (iii) its awareness of the occurrence of any development that could reasonably be expected to result in a Material Adverse Effect and (iv) any other information relating to the New Money Offering or this Agreement which you may from time to time reasonably request.

(e)          Litigation.  The Company will inform you of any material litigation, regulatory or administrative action with respect to the New Money Offering as soon as reasonably practicable after the Company becomes aware of it.

(f)          Information to Securityholders.  The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(g)          No Other Offerings.  Except in connection with the New Money Offering, during the period from the date hereof through and including the consummation of the New Money Offering, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any debt securities issued by the Company or any subsidiary of the Company or guaranteed by the Company or any subsidiary of the Company.

(h)          Blue Sky Qualification. The Company will qualify the New Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and will continue such qualifications in effect so long as required for distribution of the New Notes; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(i)          Listing of New Notes. On or prior to the date of this Agreement, the Company shall have submitted an application to NASDAQ to have the New Notes listed on NASDAQ no later than 30 days following the Closing Date.

(j)          DTC Qualification. The Company will use its best efforts to comply with the letter of representations of the Company, including any riders thereto, provided to DTC relating to the approval by and qualification of the Notes with DTC for “book-entry” transfer.

(k)          Ongoing Sarbanes-Oxley Compliance. The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect and applicable to the Company.

(l)          Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation: (i) the fees and costs incident to the preparation of this Agreement and the preparation and filing of the Registration Statement, the Prospectus (including any “free writing prospectus”) and all exhibits or attachments relating thereto; (ii) the fees of the Trustee (including related fees and expenses of counsel to the Trustee); (iii) the fees and costs incident to the preparation, printing (or reproduction) and delivery of the Prospectus and each amendment or supplement thereto; (iv) the preparation, printing, authentication, issuance and delivery of the New Notes; (v) the fees and costs incident to printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered or required to be delivered in connection with this Agreement and the New Money Offering; (vi) any advertising expenses incurred by or on behalf of the Company in connection with the New Money Offering; (vii) the fees and costs incident to any registration or qualification of the New Notes for offer and sale under the blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Placement Agents relating to such registration and qualification); (viii) the filing fees and expenses, if any, incurred with respect to any filing with FINRA; (ix) any fees and expenses incurred in connection with presentations to prospective participants in the New Money Offering; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company; (xi) fees and expenses incurred in connection with listing the New Notes issued in connection with the New Money Offering on The Nasdaq Global Market (“NASDAQ”); (xii) any fees charged by rating agencies for rating the Old Notes or New Notes; (xiii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA and the approval of the New Notes for book-entry transfer by DTC; (xiv) any stamp, transfer, or similar taxes, if any, payable in connection with the original issuance and sale of the New Notes; and (xv) all other costs and expenses incident to the performance by the Company of its obligations hereunder and in connection with the New Money Offering.

(m)          SEC Filings. So long as the New Notes are outstanding, the Company will make available to the Placement Agents, promptly after they are available, copies of all reports or other communications (financial or other) furnished to holders of the New Notes, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange; provided the Company will be deemed to have furnished such reports and financial statements to the Placement Agents to the extent they are filed on EDGAR.

(n)          Issuer Free Writing Prospectuses. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of any Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

7.          Conditions to the Obligations of the Placement Agents. The obligations of the Placement Agents under this Agreement are subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)          Registration Compliance; No Stop Order. The Registration Statement shall have become effective. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus, if any, shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Placement Agents.

(b)          Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date of this Agreement, the effective date of the Registration Statement and the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)          No Material Adverse Effect. No event or condition that is reasonably likely to result in a Material Adverse Effect shall have occurred or shall exist the effect of which in the judgment of the Placement Agents makes it impracticable or inadvisable to proceed with the New Money Offering on the terms and in the manner contemplated by this Agreement and the Prospectus.

(d)          Officers’ Certificate. You shall have received on and as of the Closing Date a certificate of the chief executive officer and chief financial officer of the Company (i) confirming that such officers have carefully reviewed the Registration Statement, the Offering Materials and the Prospectus and, to the knowledge of such officers, the representations set forth in Section 4 are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in clauses (a), (b) and (c) above.

(e)          Chief Financial Officer’s Certificate. The Company shall have furnished to you, on the effective date of the Registration Statement and the Closing Date a certificate of the Company, signed by the Company’s chief financial officer, in form satisfactory to the Placement Agents.

(f)          Comfort Letters. On the effective date of the Registration Statement and the Closing Date, Plante & Moran, PLLC and Deloitte & Touche LLP each shall have furnished to you, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Placement Agents, in form and substance reasonably satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information with respect to the Company contained or incorporated by reference in each of the Registration Statement and the Prospectus.

(g)          Opinion Letter and 10b-5 Statement – Company Counsel. Honigman LLP, counsel for the Company, shall have furnished to you, at the request of the Company, a written opinion letter and a 10b-5 statement, dated the Closing Date and addressed to the Placement Agents, in form and substance reasonably satisfactory to you.

(h)          Opinion Letter and 10b-5 Statement – Placement Agent Counsel. You shall have received on and as of the Closing Date an opinion letter and 10b-5 statement of Stradley Ronon Stevens & Young, LLP, counsel for the Placement Agents, with respect to such matters as you may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)          No Legal Impediment to Offering. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the New Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent or the issuance or sale of the New Notes.

(j)          Good Standing. You shall have received on and as of the Commencement Date and the Exchange Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as you may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)          Clearance, Settlement and Trading. On or prior to the Closing Date, the New Notes shall be eligible for clearance, settlement and trading in book-entry form through the facilities of DTC.

(l)          Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the New Notes shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(m)          No Objection. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms and arrangements relating to the offering of the New Notes.

(n)          Additional Documents and Information. Prior to the Closing Date, the Company shall have delivered to you and your counsel such further information, certificates and documents as you may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agents.

8.          Indemnification and Contribution.

(a)          Indemnification of the Placement Agents. The Company agrees to indemnify and hold harmless the Placement Agents, their affiliates, directors, officers, employees, partners and agents and each person, if any, who controls such Placement Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Placement Agents furnished to the Company in writing by it expressly for use therein, it being understood and agreed that the only such information furnished by the Placement Agents consists of the Placement Agent Information, (iv) the Company’s failure to consummate the New Money Offering or the withdrawal, rescission, termination, amendment or extension of the New Money Offering or any failure on the Company’s part to comply in any material respect with the terms and conditions of the New Money Offering, (v) any action or failure to act in connection with the New Money Offering by the Company or its directors, officers, agents or employees or by an indemnified party at the request or with the consent of the Company or (vi) otherwise related to or arising out of the Placement Agents’ engagement hereunder, except, in the case of clauses (iv), (v) and (vi) only, to the extent such actions or failures to act arise from the Placement Agent’s bad faith, gross negligence or willful misconduct.

(b)          Indemnification of the Company. The Placement Agents agree to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in clause (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Placement Agents furnished to the Company in writing by it expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus, it being understood and agreed upon that the only such information furnished by the Placement Agents consists of the Placement Agent Information.

(c)          Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either clause (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under clause (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under clause (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Placement Agents, their affiliates, directors, officers, partners and selling agents and any control persons of the Placement Agents shall be designated in writing by the Placement Agents and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this clause, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (B) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (X) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (Y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)          Contribution. If the indemnification provided for in clauses (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each Indemnifying Person under such clause, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agents on the other, from the Exchange Offer or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Placement Agents on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other shall be deemed to be in the same proportion as the gross proceeds to the Company from the sale of the New Notes in the New Money Offering bears to the fees actually received by the Placement Agents pursuant to this Agreement (exclusive of amounts paid for reimbursement of expenses or paid under this Agreement). The relative fault of the Company, on the one hand, and the Placement Agents on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the Placement Agents be required to contribute any amount in excess of the amount of fees actually received by the Placement Agents pursuant to this Agreement (exclusive of amounts paid for reimbursement of expenses or paid under this Agreement). The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this clause (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9.          Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

10.          Termination.

(a)          This Agreement may be terminated in the absolute discretion of the Placement Agents, by notice to the Company at any time prior to the consummation of the New Money Offering, if (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the NYSE MKT LLC, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in your judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the New Money Offering on the terms and in the manner contemplated by this Agreement and the Prospectus.

(b)          This Agreement may be terminated in the absolute discretion of the Placement Agents, by notice to the Company at any time prior to the consummation of the New Money Offering (i) if at any time prior to the consummation of the New Money Offering, the New Money Offering is terminated or withdrawn by the Company for any reason, (ii) if the Company breaches, in any material respect, any of its representations, warranties, agreements or covenants herein, (iii) if the Company shall publish, send or otherwise distribute any amendment or supplement to the Registration Statement, Prospectus, “free writing prospectus” or Offering Materials to which you shall reasonably object or which shall be reasonably disapproved by your counsel, (iv) if the Company amends or revises the New Money Offering in a manner not reasonably acceptable to you or (v) upon the occurrence of Material Adverse Effect.

(c)          This Agreement may be terminated by the Company, at any time upon notice to the Placement Agents, if (i) at any time prior to the consummation of the New Money Offering, the New Money Offering is terminated or withdrawn by the Company or (ii) either Placement Agent breaches, in any material respect, any of its representations, warranties, agreements or covenants herein.

11.          Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, partners, and any controlling persons referred to herein, and the affiliates of the Placement Agents referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No person receiving New Notes in the New Money Offering shall be deemed a successor or assign by reason merely of such purchase.

12.          Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Placement Agents contained in this Agreement or made by or on behalf of the Company or the Placement Agents pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the consummation of the New Money Offering and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Placement Agents.

13.          Miscellaneous.

(a)          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Placement Agents shall be given to: Janney Montgomery Scott LLC at 1717 Arch Street, 22nd Floor, Philadelphia, PA 19103, attention of _____________, e mail:  _____@janney.com; and notices to the Company shall be given to it at: Conifer Holdings Inc., 3001 West Big Beaver Road, Suite 200, Troy, Michigan, 48084, attention of __________, e mail: __________.

(b)          Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

(c)          Jurisdiction; Waiver of Jury Trial; Venue.  The Company and each of the Placement Agents each hereby expressly and irrevocably (i) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and (ii) waives (A) its right to a trial by jury in any legal action or proceeding relating to this Agreement, the transactions contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Underwriters and for any counterclaim related to any of the foregoing, and (B) any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

(d)          No Fiduciaries.  The Company acknowledges and agrees that (i) neither Placement Agent is the fiduciary of the Company, any of the Company’s subsidiaries, any shareholders, creditors or employees of the Company or any of its subsidiaries or any other third party, (ii) neither Placement Agent has assumed and will not assume any fiduciary responsibility in favor of the Company, any of the Company’s subsidiaries, any shareholders, creditors or employees of the Company or any of its subsidiaries or any other third party with respect to the New Money Offering or the process leading thereto (irrespective of whether such Placement Agent has advised or is currently advising the Company or any of its subsidiaries on other matters), (iii) no Placement Agent has any obligation to the Company or any of its subsidiaries with respect to the New Money Offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Placement Agents and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its subsidiaries, and (v) the Placement Agents have not provided any legal, accounting, regulatory or tax advice with respect to the New Money Offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(e)          Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(f)          Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g)          USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Placement Agents are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of the clients, as well as other information that will allow the Placement Agents to properly identify their clients.

(h)          Entire Agreement; Amendment and Waiver. This Agreement (including any exhibits, schedules and attachments) constitutes the entire agreement of the parties to this Agreement with respect to the subject matter addressed herein and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

14.          Definitions.  The following terms, when used in this Agreement, shall have the meanings indicated:

“affiliate” has the meaning set forth in Rule 405 under the Securities Act.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

[Signature Pages Follow]

Very truly yours,

CONIFER HOLDINGS INC.

By:
Name:
Title:

Accepted: ______, 2023

JANNEY MONTGOMERY SCOTT LLC

By:
Name:
Title:

AMERICAN CAPITAL PARTNERS, LLC

By:
Name:
Title:

[Signature page to Placement Agent Agreement]

Schedule I